Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2026 FIRST-QUARTER RESULTS;
INCREASES NET FINANCIAL EARNINGS GUIDANCE FOR FISCAL 2026

WALL, N.J., February 2, 2026 — New Jersey Resources Corporation (NYSE: NJR) today reported financial and operating results for its fiscal 2026 first quarter ended December 31, 2025.

Financial Highlights:
•	Fiscal 2026 first-quarter consolidated net income of $122.5 million, or $1.22 per share, compared with $131.3 million, or $1.32 per share, in the first quarter of fiscal 2025
•
Fiscal 2026 first-quarter consolidated net financial earnings (NFE), a non-GAAP financial measure, of $118.2 million, or $1.17 per share, compared with $128.9 million, or $1.29 per share, in the first quarter of fiscal 2025. The decrease was primarily due to a gain on sale of Clean Energy Ventures’ (CEV) residential solar portfolio assets that was recognized in the prior-year period, partially offset by higher year-over-year NFE from New Jersey Natural Gas (NJNG), Storage and Transportation (S&T), and Energy Services (ES).

Fiscal 2026 Outlook
•
Increases fiscal 2026 net financial earnings per share (NFEPS) guidance to a range of $3.28 to $3.43, from $3.03 to $3.18, a $0.25 increase, as a result of the strong performance of Energy Services in January 2026

•	Maintains 7 to 9 percent long-term net financial earnings per share (NFEPS) growth target, starting from a fiscal 2025 base of $2.83 per share*
* 7% - 9% growth would imply a NFEPS range of $3.03 - $3.08 in fiscal 2026

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, “NJR is off to a strong start in fiscal 2026.  Our performance in the beginning of our fiscal second quarter has exceeded our original projections, as Energy Services benefited from natural gas price volatility. As a result, we are raising our fiscal 2026 NFEPS guidance range by $0.25 to $3.28 to $3.43. This represents the sixth consecutive year in which NJR has raised its guidance as a result of the benefits of our diversified energy platform.”

Mr. Westhoven continued, “We are focused on delivering reliable, affordable energy to our New Jersey Natural Gas customers, pursuing growth opportunities across our Storage and Transportation business, and expanding capacity at Clean Energy Ventures. As we look ahead, we remain committed to disciplined execution and creating long-term value for our shareowners.”

NJR Reports Fiscal 2026 First Quarter Results

Fiscal 2026 NFEPS Guidance
NJR is raising its fiscal 2026 NFEPS guidance range by $0.25 to a range of $3.28 to $3.43, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” The following chart represents NJR’s current expected NFE contributions from its business segments for fiscal 2026:

Segment	Expected fiscal 2026 net financial earnings contribution
New Jersey Natural Gas	62 to 67 percent
Clean Energy Ventures	9 to 14 percent
Storage and Transportation	7 to 12 percent
Energy Services	12 to 17 percent
Home Services and Other	1 to 2 percent

In providing fiscal 2026 NFE guidance, management is aware that there could be differences between reported GAAP net income and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

Financial Metrics
	Three Months Ended
	December 31,
($ in Thousands, except per share data)	2025	2024
Net income	$122,490	$131,319
Basic EPS	$1.22	$1.32
Net financial earnings*	$118,173	$128,894
Basic net financial earnings per share*	$1.17	$1.29
*A reconciliation of net income to NFE for the three months ended December 31, 2025 and 2024, respectively is provided in the financial statements below.

Net Financial Earnings (Loss) by Business Segment

	Three Months Ended
	December 31,
(Thousands)	2025	2024
New Jersey Natural Gas	$83,829	$66,908
Clean Energy Ventures	9,590	48,130
Storage and Transportation	7,363	5,664
Energy Services	16,280	7,833
Home Services and Other	479	615
Subtotal	117,541	129,150
Eliminations	632	(256)
Total	$118,173	$128,894

NJR Reports Fiscal 2026 First Quarter Results

New Jersey Natural Gas (NJNG)
NJNG reported fiscal 2026 first-quarter NFE of $83.8 million, compared to NFE of $66.9 million during the same period in fiscal 2025. The improvement in NFE was primarily driven by NJNG’s base rate case settlement fully impacting utility gross margin for the first-quarter of 2026 while only partially affecting it during the first-quarter of last year. This improvement was partially offset by higher depreciation expense.

Customers:

•
At December 31, 2025, NJNG serviced approximately 592,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties, compared to approximately 589,000 customers as of September 30, 2025.

Basic Gas Supply Service (BGSS) Incentive Programs:

•
BGSS incentive programs contributed $5.6 million to utility gross margin during the first quarter of fiscal 2026, compared with $3.2 million in the first quarter of fiscal 2025. This increase was primarily driven by increased margins from off-system sales and capacity release due to market volatility as a result of colder weather.

For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Energy-Efficiency Programs:

•
SAVEGREEN® invested $26.7 million in the first quarter of fiscal 2026 in energy-efficiency upgrades for customers’ homes and businesses. Investments in SAVEGREEN® are incremental to rate base and earn near-real time returns through a rider that is updated annually.

Clean Energy Ventures (CEV)
CEV reported fiscal 2026 first-quarter NFE of $9.6 million, compared with $48.1 million during the same period in the first quarter of fiscal 2025. The decrease was primarily due to a one-time gain on sale of CEV’s residential solar portfolio assets in November 2024.

Solar Investment Update:
•	During the first quarter of fiscal 2026, CEV placed two commercial projects into service, adding 9.7 megawatts (MW)* to installed capacity.
•	As of December 31, 2025, CEV had approximately 489MW of commercial solar capacity in service across New Jersey, New York, Connecticut, Pennsylvania, Rhode Island, Indiana, and Michigan.
* All MWs noted in DC

Storage and Transportation (S&T)
S&T reported fiscal 2026 first-quarter NFE of $7.4 million, compared with NFE of $5.7 million during the same period in fiscal 2025. NFE increased during the period mainly due to higher operating income at Adelphia Gateway (Adelphia) due to the impact of its recent Section 4 rate case settlement.

•	Adelphia: On November 4, 2025, Adelphia completed its Section 4 rate case process with the Federal Energy Regulatory Commission (FERC), receiving an order approving settlement.
•
Leaf River Energy Center (Leaf River): On October 31, 2025 Leaf River submitted an application to FERC to increase its natural gas storage capacity by 17.6 BCF through expansion of existing caverns and the development of an additional fourth cavern.

NJR Reports Fiscal 2026 First Quarter Results

Energy Services (ES)
ES reported fiscal 2026 first-quarter NFE of $16.3 million, compared with NFE of $7.8 million for the same period in fiscal 2025.  The increase in NFE was primarily due to higher natural gas price volatility during the period that allowed ES to capture additional financial margin.

Home Services and Other Operations
Home Services and Other Operations reported fiscal 2026 first-quarter NFE of $0.5 million, compared with NFE of $0.6 million for the same period in fiscal 2025..

Capital Expenditures and Cash Flows:
•
During the first quarter of fiscal 2026, capital expenditures were $163.6 million, including accruals, compared with $149.6 million during the same period in fiscal 2025. The increase in capital expenditures was primarily due to higher expenditures at NJNG and CEV.

•
NJR expects to deploy between $4.8 billion and $5.2 billion in capital expenditures through 2030, with utility spending at NJNG representing over 60% of the investment, all planned CEV capital expenditures safe-harbored to preserve tax credit eligibility, and strategic growth opportunities at S&T supporting long-term value creation.

•
During the first quarter of fiscal 2026, cash flows from operations increased to $26.7 million, compared to cash flows used in operations of $9.0 million in the same period in fiscal 2025, due primarily to an increase in base rates at NJNG.

Conference Call to be Webcast on February 3, 2026
New Jersey Resources will host a live webcast of its fiscal 2026 first quarter financial results on Tuesday, February 3, 2026, at 10 a.m. ET. A few minutes prior to the webcast, visit www.njresources.com and select “Investor Relations.” Scroll down and click the webcast link under “Latest Events” on the right side of the page.

Forward-Looking Statements:
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as expectations regarding future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, statements regarding NJR’s NFEPS guidance for fiscal 2026, projected NFEPS growth rates and our guidance range, forecasted contributions of business segments to NJR’s NFE for fiscal 2026, our capital plan through 2030, including our capital expenditure projections through 2030, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs; and other legal and regulatory expectations, and statements that include other projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of new information, future events or otherwise, except as required by law.

NJR Reports Fiscal 2026 First Quarter Results

Non-GAAP Financial Information:
This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization expenses as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expenses. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Annual Report on Form 10-K, Item 7.

NJR Reports Fiscal 2026 First Quarter Results

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Fiscal 2026 First Quarter Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31,
(Thousands, except per share data)	2025	2024
OPERATING REVENUES
Utility	$409,901	$333,427
Nonutility	194,953	154,934
Total operating revenues	604,854	488,361
OPERATING EXPENSES
Gas purchases
Utility	169,104	127,680
Nonutility	85,854	67,808
Related parties	1,277	1,718
Operation and maintenance	86,681	88,632
Regulatory rider expenses	33,154	22,476
Depreciation and amortization	49,576	45,329
Gain on sale of assets	—	(54,859)
Total operating expenses	425,646	298,784
OPERATING INCOME	179,208	189,577
Other income, net	11,360	11,617
Interest expense, net of capitalized interest	35,676	33,891
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	154,892	167,303
Income tax provision	34,225	37,384
Equity in earnings of affiliates	1,823	1,400
NET INCOME	$122,490	$131,319

EARNINGS PER COMMON SHARE
Basic	$1.22	$1.32
Diluted	$1.21	$1.31

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	100,701	99,855
Diluted	101,229	100,478

NJR Reports Fiscal 2026 First Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended
	December 31,
(Thousands)	2025	2024
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$122,490	$131,319
Add:
Unrealized loss on derivative instruments and related transactions	2,996	6,368
Tax effect	(712)	(1,513)
Effects of economic hedging related to natural gas inventory	(8,567)	(9,527)
Tax effect	2,036	2,264
NFE tax adjustment	(70)	(17)
Net financial earnings	$118,173	$128,894

Weighted Average Shares Outstanding
Basic	100,701	99,855
Diluted	101,229	100,478

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$1.22	$1.32
Add:
Unrealized loss on derivative instruments and related transactions	$0.03	$0.06
Tax effect	$(0.01)	$(0.01)
Effects of economic hedging related to natural gas inventory	$(0.09)	$(0.10)
Tax effect	$0.02	$0.02
Basic net financial earnings per share	$1.17	$1.29

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, SRECs and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company’s performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fiscal 2026 First Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

	Three Months Ended
	December 31,
(Thousands)	2025	2024
NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$410,138	$333,765
Less:
Natural gas purchases	170,724	130,005
Operating and maintenance (1)	25,336	26,009
Regulatory rider expense	33,154	22,476
Depreciation and amortization	36,960	32,084
Gross margin	143,964	123,191
Add:
Operating and maintenance (1)	25,336	26,009
Depreciation and amortization	36,960	32,084
Utility gross margin	$206,260	$181,284
(1) Excludes selling, general and administrative expenses of $23.7 million and $26.1 million for the three months ended December 31, 2025 and 2024, respectively.

ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services’ financial margin is as follows:

Operating revenues	$119,107	$86,308
Less:
Natural Gas purchases	85,774	67,868
Operation and maintenance (1)	2,916	1,597
Depreciation and amortization	41	47
Gross margin	30,376	16,796
Add:
Operation and maintenance (1)	2,916	1,597
Depreciation and amortization	41	47
Unrealized loss on derivative instruments and related transactions	2,996	6,368
Effects of economic hedging related to natural gas inventory	(8,567)	(9,527)
Financial margin	$27,762	$15,281
(1) Excludes selling, general and administrative expenses of $0.3 million for both the three months ended December 31, 2025 and 2024, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$20,597	$10,258
Add:
Unrealized loss on derivative instruments and related transactions	2,996	6,368
Tax effect	(712)	(1,513)
Effects of economic hedging related to natural gas	(8,567)	(9,527)
Tax effect	2,036	2,264
NFE tax adjustment	(70)	(17)
Net financial earnings	$16,280	$7,833

NJR Reports Fiscal 2026 First Quarter Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended
	December 31,
(Thousands, except per share data)	2025	2024
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$410,138	$333,765
Clean Energy Ventures	31,760	26,406
Energy Services	119,107	86,308
Storage and Transportation	28,080	26,628
Home Services and Other	16,005	15,794
Sub-total	605,090	488,901
Eliminations	(236)	(540)
Total	$604,854	$488,361

Operating Income
Natural Gas Distribution	$120,312	$97,106
Clean Energy Ventures	15,388	64,274
Energy Services	30,107	16,528
Storage and Transportation	11,975	9,769
Home Services and Other	787	995
Sub-total	178,569	188,672
Eliminations	639	905
Total	$179,208	$189,577

Equity in Earnings of Affiliates
Storage and Transportation	$1,240	$961
Eliminations	583	439
Total	$1,823	$1,400

Net Income
Natural Gas Distribution	$83,829	$66,908
Clean Energy Ventures	9,590	48,130
Energy Services	20,597	10,258
Storage and Transportation	7,363	5,664
Home Services and Other	479	615
Sub-total	121,858	131,575
Eliminations	632	(256)
Total	$122,490	$131,319

Net Financial Earnings
Natural Gas Distribution	$83,829	$66,908
Clean Energy Ventures	9,590	48,130
Energy Services	16,280	7,833
Storage and Transportation	7,363	5,664
Home Services and Other	479	615
Sub-total	117,541	129,150
Eliminations	632	(256)
Total	$118,173	$128,894

Throughput (Bcf)
NJNG, Core Customers	31.7	27.2
NJNG, Off System/Capacity Management	24.7	14.4
Energy Services Fuel Mgmt. and Wholesale Sales	28.4	28.3
Total	84.8	69.9

Common Stock Data
Yield at December 31,	4.2%	3.9%
Market Price at December 31,	$46.12	$46.65
Shares Out. at December 31,	100,750	100,191
Market Cap. at December 31,	$4,646,595	$4,673,918

NJR Reports Fiscal 2026 First Quarter Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer and weather data)	2025	2024
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$410,138	$333,765
Less:
Natural gas purchases	170,724	130,005
Operating and maintenance (1)	25,336	26,009
Regulatory rider expense	33,154	22,476
Depreciation and amortization	36,960	32,084
Gross margin	143,964	123,191
Add:
Operating and maintenance (1)	25,336	26,009
Depreciation and amortization	36,960	32,084
Total Utility Gross Margin	$206,260	$181,284
(1) Excludes selling, general and administrative expenses of $23.7 million and $26.1 million for the three months ended December 31, 2025 and 2024, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$145,098	$130,018
Commercial, Industrial & Other	27,192	23,869
Firm Transportation	27,365	23,176
Total Firm Margin	199,655	177,063
Interruptible	1,018	974
Total System Margin	200,673	178,037
Basic Gas Supply Service Incentive	5,587	3,247
Total Utility Gross Margin	206,260	181,284
Operation and maintenance expense	48,988	52,094
Depreciation and amortization	36,960	32,084
Operating Income	$120,312	$97,106

Net Income	$83,829	$66,908

Net Financial Earnings	$83,829	$66,908

Throughput (Bcf)
Residential	16.5	14.1
Commercial, Industrial & Other	3.0	2.6
Firm Transportation	3.9	3.4
Total Firm Throughput	23.4	20.1
Interruptible	8.3	7.1
Total System Throughput	31.7	27.2
Off System/Capacity Management	24.7	14.4
Total Throughput	56.4	41.6

Customers
Residential	537,850	530,760
Commercial, Industrial & Other	33,279	33,149
Firm Transportation	21,268	22,068
Total Firm Customers	592,397	585,977
Interruptible	30	88
Total System Customers	592,427	586,065
Off System/Capacity Management*	28	27
Total Customers	592,455	586,092
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,657	1,399
Normal	1,511	1,523
Percent of Normal	109.7%	91.9%

NJR Reports Fiscal 2026 First Quarter Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer, RECs and megawatt data)	2025	2024
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$22,408	$17,684
TREC sales	3,222	2,505
SREC II sales	515	391
Merchant Power	2,785	1,736
PPA / Other	2,830	2,219
Residential solar portfolio	—	1,871
Total Operating Revenues	$31,760	$26,406
Depreciation and Amortization	$7,032	$6,425

Operating Income	$15,388	$64,274

Income Tax Provision	$2,738	$14,141

Net Income	$9,590	$48,130

Net Financial Earnings	$9,590	$48,130

Solar Renewable Energy Certificates Generated	72,373	88,707

Solar Renewable Energy Certificates Sold	115,520	85,693

Transition Renewable Energy Certificates Generated	21,487	17,444

Solar Renewable Energy Certificates II Generated	5,409	4,404

ENERGY SERVICES

Operating Income
Operating revenues	$119,107	$86,308
Less:
Gas purchases	85,774	67,868
Operation and maintenance expense	3,185	1,865
Depreciation and amortization	41	47
Operating Income	$30,107	$16,528

Net Income	$20,597	$10,258

Financial Margin	$27,762	$15,281

Net Financial Earnings	$16,280	$7,833

Gas Sold and Managed (Bcf)	28.4	28.3

STORAGE AND TRANSPORTATION

Operating Revenues	$28,080	$26,628

Equity in Earnings of Affiliates	$1,240	$961

Operation and Maintenance Expense	$10,466	$10,083

Other Income, Net	$1,987	$2,392

Interest Expense	$5,566	$5,969

Income Tax Provision	$2,273	$1,489

Net Income	$7,363	$5,664

Net Financial Earnings	$7,363	$5,664

HOME SERVICES AND OTHER

Operating Revenues	$16,005	$15,794

Operating Income	$787	$995

Net Income	$479	$615

Net Financial Earnings	$479	$615

Total Service Contract Customers at December 31	97,793	99,604